EXHIBIT 12.2
CERTIFICATION
I, Vincent Lok, Executive Vice President and Chief Financial Officer of the company, certify that:

1	I have reviewed this report on Form 20-F/A of Teekay Corporation (the “company”);

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 26, 2017	By:	/s/ Vincent Lok
Vincent Lok
Executive Vice President and Chief Financial Officer